Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Beth Coronelli

312-564-6052

bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp Reports Second Quarter Results

Net revenue and operating profit increase; Credit trends moderate

CHICAGO, July 27, 2010 – PrivateBancorp, Inc. (NASDAQ: PVTB) today reported a net loss of $818,000, or $0.01 per diluted share, for the second quarter 2010, compared to net income of $2.5 million, or $0.06 per diluted share, for the second quarter 2009. For the six months ended June 30, 2010, the Company had a net loss of $25.1 million, or $0.36 per diluted share, compared to net income of $7.3 million, or $0.20 per diluted share, for the six months ended June 30, 2009.

“We are encouraged by our net revenue and operating profit growth, which reflects the underlying strength of our core business,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp. “Our actions to gain market share and deepen client relationships have led to our favorable funding mix and increased fee income. While credit-related costs continue to weigh on bottom line results, asset quality trends for the quarter have moderated and were consistent with our expectations. We have built a foundation to serve commercial middle market clients and remain well positioned to continue to grow and capitalize on opportunities to drive profitability.”

Second Quarter Results

•

Non-performing assets decreased to $438.9 million at quarter end, compared to $442.0 million at March 31, 2010. Provision for loan losses for the second quarter 2010 decreased to $45.4 million and net charge-offs decreased to $49.8 million, resulting in an allowance for loan losses of $232.4 million or 2.63 percent of total loans.

•

Net revenue increased 9 percent quarter-over-quarter to $124.2 million and operating profit increased 18 percent to $48.2 million. Net interest income and net interest margin increased to $103.3 million and 3.41 percent, respectively.

•	Deposits totaled $10.6 billion with a 4 percent increase in client deposits from the end of first quarter, while total loans were relatively flat at $8.9 billion.

•

Solid capital position reflected by total risk-based capital ratio of 14.97 percent, Tier 1 capital ratio of 12.56 percent, Tier 1 common capital ratio of 7.94 percent, and tangible common equity ratio of 7.09 percent.

Credit Quality

The Company is closely managing the credit portfolio and successfully completed a number of transactions to reduce non-performing assets during the quarter. Provision expenses were down 37 percent, charge-offs decreased and the allowance for loan losses as a percentage of total loans was consistent with first quarter. Management anticipates non-performing assets in the third quarter will remain generally in line with current levels. While ongoing workout efforts will, over time, translate into lower non-performing assets, the ability to achieve a meaningful reduction in non-performing assets depends on the broader economic recovery and increased commercial real estate activity.

The second quarter 2010 provision for loan losses was $45.4 million, up from $21.5 million in the second quarter 2009 and down from $72.1 million in the first quarter 2010. Provision expense decreased in the second quarter primarily due to a moderating level of non-performing loans and a slowing pace of valuation declines on impaired loans. The allowance for loan losses as a percentage of total loans was 2.63 percent at June 30, 2010, compared to 1.60 percent at June 30, 2009, and 2.66 percent at March 31, 2010. The allowance for loan losses as a percentage of non-performing loans was 63 percent at the end of second quarter 2010, compared to 76 percent at June 30, 2009, and 62 percent at March 31, 2010.

Net charge-offs were $49.8 million for the quarter ended June 30, 2010, up from $8.4 million for the second quarter 2009 and down from $56.9 million for the first quarter 2010. Approximately $34.3 million of second quarter 2010 net charge-offs were related to commercial real estate and construction loans.

Non-performing assets totaled $438.9 million at June 30, 2010, compared to $212.8 million at June 30, 2009, and $442.0 million at March 31, 2010, as workout activities offset the inflow of non-performing assets. Consistent with first quarter, approximately 68 percent of non-performing loans at June 30, 2010, were commercial real estate and construction loans. Non-performing assets to total assets were 3.48 percent at June 30, 2010, compared to 1.94 percent at June 30, 2009, and 3.46 percent at March 31, 2010.

Credit quality results exclude $434.8 million in covered assets as of the end of the second quarter, referring to certain assets acquired through an FDIC-assisted transaction that are subject to a loss-sharing agreement.

Operating Performance

The Company’s focus on developing strong client relationships led to a 9 percent increase in net revenue and an 18 percent increase in operating profit. The results reflected a favorable shift in the deposit mix, margin expansion, and efforts to capitalize on cross-sell opportunities to drive fee income.

Net revenue was $124.2 million in the second quarter 2010, up from $95.8 million in the second quarter 2009 and $114.3 million in the first quarter 2010. Operating profit (the sum of net interest income and non-interest income less non-interest expense) was $48.2 million in the second quarter 2010, an increase from $31.8 million in the second quarter 2009 and $40.9 million in the first quarter 2010.

Net interest income was $103.3 million in the second quarter 2010, compared to $74.1 million for the second quarter 2009 and $98.3 million in the first quarter 2010. Net interest income grew due to a reduction in cost of funds related to pricing initiatives, the change in funding mix, accretion from covered assets, and an increase in average earning assets.

Net interest margin (on a tax equivalent basis) was 3.41 percent for the second quarter 2010, compared to 2.99 percent in the second quarter 2009 and 3.36 percent for the first quarter 2010. Excluding covered asset accretion in the first and second quarters, the net interest margin remained relatively flat on a comparative basis.

Non-interest income was $20.0 million in the second quarter 2010, compared to $20.7 million in the second quarter 2009 and $15.1 million in the first quarter 2010. Treasury management income increased to $4.3 million in the second quarter 2010, up from $2.1 million in the second quarter 2009 and $3.6 million in the first quarter 2010. Capital markets income in the second quarter 2010 was $4.1 million, compared to $3.8 million in the second quarter 2009 and $278,000 in the first quarter 2010. While there was strong growth in the second quarter, demand and volume in the capital markets business fluctuate in relation to loan originations and the view of the interest rate environment. Mortgage banking income was $1.8 million in the second quarter 2010, compared to $2.7 million in the second quarter 2009 and $2.1 million in the first quarter 2010. Other income, service charges and fees were $4.7 million in the second quarter 2010, compared to $2.1 million in the second quarter 2009 and $4.2 million in the first quarter 2010.

Wealth management fee income was $4.8 million in the second quarter 2010, up from $3.5 million in the second quarter 2009 and $4.4 million in the first quarter 2010. Assets under management and administration at June 30, 2010, were $3.7 billion, compared to $3.2 billion at June 30, 2009, and $4.0 billion at March 31, 2010.

Expenses

Non-interest expense was $76.0 million in the second quarter 2010, compared to $64.0 million in the second quarter 2009 and $73.4 million in the first quarter 2010. Second quarter 2010 non-interest expense was impacted by a $4.7 million increase in credit costs. The increase was partially offset by a $1.9 million reduction in employee expenses and a $1.2 million decrease in professional services from the first quarter. The efficiency ratio was 61.2 percent in the second quarter 2010, compared to 66.8 percent in the second quarter 2009 and 64.2 percent in the first quarter 2010.

Balance Sheet

Loan demand was modest in the second quarter and line utilization decreased. Loan portfolio activity included new client borrowings of approximately $270 million and draws on existing lines of approximately $390 million. However, total loans at the end of the second quarter were down, including payoffs and paydowns of approximately $630 million as clients continued to deleverage. Consistent with industry trends, the company continued to maintain a high level of liquidity as client deposits from new and existing relationships increased 4 percent.

Total assets were $12.6 billion at June 30, 2010, compared to $11.0 billion at June 30, 2009, and $12.8 billion at March 31, 2010.

Total loans remained effectively flat at $8.9 billion at the end of the second quarter 2010, compared to $8.7 billion at the end of the second quarter 2009 and $8.9 billion at March 31, 2010. Commercial and industrial loans accounted for 53 percent of total loans, while commercial real estate loans were 32 percent at the end of the second quarter 2010.

Total deposits were $10.6 billion at June 30, 2010, compared to $8.3 billion at June 30, 2009, and $10.6 billion at March 31, 2010. Client deposits, representing 98 percent of total deposits, increased to $10.3 billion at the end of the second quarter 2010, up from $7.4 billion at the end of second quarter 2009 and $9.9 billion at March 31, 2010. Client deposits at June 30, 2010, included $2.1 billion in non-interest bearing deposits. Brokered deposits (excluding $1.0 billion in client CDARS® deposits) were 2 percent of total deposits at the end of the second quarter 2010, compared to 11 percent a year ago and 7 percent at the end of the first quarter 2010.

The Company’s investment securities portfolio was $2.1 billion at June 30, 2010, compared to $1.5 billion at June 30, 2009, and $1.8 billion at March 31, 2010. Net unrealized gains were $77.0 million, compared to $38.7 million at the end of the second quarter 2009 and $53.7 million at the end of the first quarter 2010. The securities portfolio is primarily composed of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds. During the second quarter the Company added $243.6 million to the investment portfolio net of payoffs and sales, predominantly in agency collateralized mortgage obligations and agency mortgage-backed securities.

Federal funds sold and other short-term investments were $769.8 million at the end of the second quarter 2010, up from $394.0 million at the end of second quarter 2009 and down from $1.1 billion in the first quarter 2010.

Funds borrowed, which include federal funds purchased, FHLB advances, trust preferred securities, borrowings under the Company’s credit facilities, and convertible senior notes, was $637.8 million at June 30, 2010, down from $1.5 billion at June 30, 2009, and $740.2 million at March 31, 2010.

Capital

As of June 30, 2010, the total risk-based capital ratio was 14.97 percent and the Tier 1 risk-based capital ratio was 12.56 percent, exceeding the minimum well-capitalized thresholds of 10 percent and 6 percent, respectively. Tier 1 common capital ratio was 7.94 percent and tangible common equity ratio was 7.09 percent at the end of the second quarter 2010.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Tuesday, July 27, 2010, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International). A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on August 3, 2010, by calling (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) and entering passcode #84911941.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of June 30, 2010, the Company had 34 offices in 10 states and $12.6 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward looking statements include, but are not limited to: unforeseen credit quality problems or further deterioration in asset quality that could result in charge-offs greater than the Company has provided for in its allowance for loan and lease losses; the occurrence of unexpected events that adversely impact one or more large credits; continued declines in commercial real estate values in the Company’s market areas; slower than anticipated economic recovery or further deterioration in economic conditions; unanticipated withdrawals of significant client deposits; unavailability in the future of sufficient or cost-effective sources of liquidity or funding; difficulty in raising capital on acceptable terms when necessary or required; an inability to retain or attract key personnel; potential for significant charges if our deferred tax or goodwill assets suffer impairment; unanticipated changes in interest rates or significant tightening of credit spreads; competitive pricing pressures; uncertainty regarding implications of the Dodd-Frank Act and the rules and regulations to be adopted in connection with implementation of legislation; other legislative or regulatory changes affecting financial services companies and/or the products and services offered by financial services companies; or failures or disruptions to the Company’s data processing or other information systems. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Non-GAAP Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Editor’s Note: Financial highlights attached.

Consolidated Income Statements
Unaudited
(Amounts in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Interest Income
Loans, including fees	$112,839	$95,997	$223,901	$188,941
Federal funds sold and other short-term investments	664	161	1,208	449
Securities:
Taxable	16,417	13,646	31,867	28,192
Exempt from Federal income taxes	1,752	1,786	3,470	3,638

Total interest income	131,672	111,590	260,446	221,220

Interest Expense
Interest-bearing deposits	805	467	1,771	866
Savings deposits and money market accounts	9,368	6,036	18,482	12,600
Brokered and other time deposits	9,537	20,322	20,961	47,206
Short-term borrowings	1,383	1,844	2,829	4,832
Long-term debt	7,247	8,814	14,752	17,729

Total interest expense	28,340	37,483	58,795	83,233

Net interest income	103,332	74,107	201,651	137,987
Provision for loan and covered asset losses	45,392	21,521	117,940	39,326

Net interest income after provision for loan and covered asset losses	57,940	52,586	83,711	98,661

Non-interest Income
Wealth management	4,836	3,500	9,260	7,294
Mortgage banking	1,797	2,686	3,918	4,861
Capital markets products	4,113	3,830	4,391	15,063
Treasury management	4,281	2,110	7,889	3,715
Bank owned life insurance	420	453	855	842
Other income, service charges, and fees	4,691	2,054	8,864	5,648
Net securities gains (losses)	(185)	7,067	(156)	7,839
Early extinguishment of debt	—	(985)	—	(985)

Total non-interest income	19,953	20,715	35,021	44,277

Non-interest Expense
Salaries and employee benefits	37,485	34,300	76,874	69,421
Net occupancy expense	7,747	6,067	15,042	12,127
Technology and related costs	2,424	1,967	5,467	4,531
Marketing	2,363	1,933	4,465	3,775
Professional fees	3,000	2,492	7,203	5,006
Investment manager expenses	643	556	1,278	1,165
Net foreclosed property expenses	3,686	967	5,089	1,411
Supplies and printing	322	392	612	734
Postage, telephone, and delivery	866	821	1,831	1,402
Insurance	5,654	9,157	11,073	12,989
Amortization of intangibles	415	325	830	654
Loan and collection	4,610	1,838	7,189	3,703
Other expenses	6,787	3,180	12,420	5,134

Total non-interest expense	76,002	63,995	149,373	122,052

Income (loss) before income taxes	1,891	9,306	(30,641)	20,886
Income tax (benefit) provision	(766)	3,372	(12,442)	7,781

Net income (loss)	2,657	5,934	(18,199)	13,105
Net income attributable to noncontrolling interests	76	57	146	117

Net income (loss) attributable to controlling interests	2,581	5,877	(18,345)	12,988
Preferred stock dividends and discount accretion	3,399	3,399	6,793	5,669

Net (loss) income available to common stockholders	$(818)	$2,478	$(25,138)	$7,319

Per Common Share Data
Basic	$(0.01)	$0.06	$(0.36)	$0.21
Diluted	$(0.01)	$0.06	$(0.36)	$0.20
Dividends	$0.01	$0.01	$0.02	$0.02
Weighted average common shares outstanding	69,995	38,015	69,964	35,039
Diluted average common shares outstanding	69,995	39,795	69,964	36,956

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Note 2: Due to the net loss available to common stockholders reported for the three and six months ended June 30, 2010, all potentially dilutive common stock equivalents were excluded from the diluted net loss per share computation as their inclusion would have been antidilutive.

Quarterly Consolidated Income Statements
Unaudited
(Amounts in thousands except per share data)

	2Q10	1Q10	4Q09	3Q09	2Q09
Interest Income
Loans, including fees	$112,839	$111,062	$115,140	$107,749	$95,997
Federal funds sold and other short-term investments	664	544	340	323	161
Securities:
Taxable	16,417	15,450	15,672	14,799	13,646
Exempt from Federal income taxes	1,752	1,718	1,672	1,797	1,786

Total interest income	131,672	128,774	132,824	124,668	111,590

Interest Expense
Interest-bearing deposits	805	966	848	932	467
Savings deposits and money market accounts	9,368	9,114	9,022	8,013	6,036
Brokered and other time deposits	9,537	11,424	13,959	18,170	20,322
Short-term borrowings	1,383	1,446	1,613	1,649	1,844
Long-term debt	7,247	7,505	7,820	8,469	8,814

Total interest expense	28,340	30,455	33,262	37,233	37,483

Net interest income	103,332	98,319	99,562	87,435	74,107
Provision for loan and covered asset losses	45,392	72,548	70,077	90,016	21,521

Net interest income (loss) after provision for loan and covered asset losses	57,940	25,771	29,485	(2,581)	52,586

Non-interest Income
Wealth management	4,836	4,424	4,081	4,084	3,500
Mortgage banking	1,797	2,121	2,243	1,826	2,686
Capital markets products	4,113	278	2,409	(322)	3,830
Treasury management	4,281	3,608	3,366	3,067	2,110
Bank owned life insurance	420	435	442	444	453
Other income, service charges, and fees	4,691	4,173	1,918	4,093	2,054
Net securities gains (losses)	(185)	29	(149)	(309)	7,067
Early extinguishment of debt	—	—	—	—	(985)

Total non-interest income	19,953	15,068	14,310	12,883	20,715

Non-interest Expense
Salaries and employee benefits	37,485	39,389	31,020	23,212	34,300
Net occupancy expense	7,747	7,295	7,039	7,004	6,067
Technology and related costs	2,424	3,043	3,503	2,565	1,967
Marketing	2,363	2,102	3,568	2,500	1,933
Professional fees	3,000	4,203	5,562	5,759	2,492
Investment manager expenses	643	635	576	581	556
Net foreclosed property expenses	3,686	1,403	1,810	2,454	967
Supplies and printing	322	290	436	295	392
Postage, telephone, and delivery	866	965	855	803	821
Insurance	5,654	5,419	5,015	4,603	9,157
Amortization of intangibles	415	415	536	547	325
Loan and collection	4,610	2,579	4,526	1,388	1,838
Other expenses	6,787	5,633	4,082	5,124	3,180

Total non-interest expense	76,002	73,371	68,528	56,835	63,995

Income (loss) before income taxes	1,891	(32,532)	(24,733)	(46,533)	9,306
Income tax (benefit) provision	(766)	(11,676)	(9,556)	(18,789)	3,372

Net income (loss)	2,657	(20,856)	(15,177)	(27,744)	5,934
Net income attributable to noncontrolling interests	76	70	64	66	57

Net income (loss) attributable to controlling interests	2,581	(20,926)	(15,241)	(27,810)	5,877
Preferred stock dividends and discount accretion	3,399	3,394	3,389	3,385	3,399

Net (loss) income available to common stockholders	$(818)	$(24,320)	$(18,630)	$(31,195)	$2,478

Per Common Share Data
Basic	$(0.01)	$(0.35)	$(0.30)	$(0.68)	$0.06
Diluted	$(0.01)	$(0.35)	$(0.30)	$(0.68)	$0.06
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted average common shares outstanding	69,995	69,933	61,608	46,047	38,015
Diluted average common shares outstanding	69,995	69,933	61,608	46,047	39,795

Note 1: Due to the net loss available to common stockholders reported for each of the four trailing quarters, all potentially dilutive common stock equivalents were excluded from the diluted net loss per share computation as their inclusion would have been antidilutive.

Consolidated Balance Sheets
(Dollars in thousands)

	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
	unaudited	unaudited	audited	unaudited	unaudited
Assets
Cash and due from banks	$111,997	$107,618	$320,160	$199,703	$99,088
Fed funds sold and other short-term investments	769,803	1,146,814	218,935	332,188	393,953
Loans held for sale	20,762	16,224	28,363	19,000	23,825
Securities available-for-sale, at fair value	2,029,962	1,769,138	1,569,541	1,648,313	1,443,648
Non-marketable equity investments	33,825	29,475	29,413	30,681	28,586
Loans, excluding covered assets and net of unearned fees	8,851,439	8,898,228	9,046,625	9,009,539	8,728,926
Allowance for loan losses	(232,411)	(236,851)	(221,688)	(192,791)	(140,088)

Loans, net of allowance for loan losses and unearned fees	8,619,028	8,661,377	8,824,937	8,816,748	8,588,838

Covered assets	434,828	468,939	502,034	530,059	—
Allowance for covered assets losses	(5,176)	(5,176)	(2,764)	—	—

Covered assets, net of allowance for covered assets	429,652	463,763	499,270	530,059	—

Other real estate owned	68,693	60,755	41,497	36,705	29,236
Premises, furniture, and equipment, net	40,599	41,350	41,344	32,870	33,162
Accrued interest receivable	35,278	34,766	35,562	35,862	30,867
Investment in bank owned life insurance	48,521	48,101	47,666	47,225	46,780
Goodwill	94,646	94,658	94,671	94,683	95,045
Other intangible assets	17,655	18,070	18,485	19,021	5,890
Derivative assets	113,493	85,152	71,540	83,784	66,921
Other assets	177,126	202,975	191,200	136,825	103,511

Total assets	$12,611,040	$12,780,236	$12,032,584	$12,063,667	$10,989,350

Liabilities
Demand deposits:
Non-interest bearing	$2,090,222	$1,886,427	$1,840,900	$1,565,492	$1,243,453
Interest bearing	738,631	714,700	752,728	589,298	535,374
Savings deposits and money market accounts	5,066,653	4,691,170	4,053,975	4,038,465	3,129,384
Brokered deposits	1,236,589	1,831,306	1,566,139	1,606,823	1,943,065
Time deposits	1,437,204	1,498,322	1,678,172	1,741,783	1,426,874

Total deposits	10,569,299	10,621,925	9,891,914	9,541,861	8,278,150
Short-term borrowings	164,069	241,293	214,975	690,352	892,706
Long-term debt	473,720	498,874	533,023	618,173	606,793
Accrued interest payable	7,727	10,357	9,673	12,051	18,809
Derivative liabilities	116,599	86,873	71,958	85,097	65,844
Other liabilities	43,534	100,687	75,425	47,614	47,670

Total liabilities	11,374,948	11,560,009	10,796,968	10,995,148	9,909,972

Equity
Preferred stock	238,185	237,833	237,487	237,145	236,808
Common stock	70,630	70,500	70,444	46,593	46,548
Treasury stock	(19,003)	(18,595)	(18,489)	(18,427)	(18,223)
Additional paid-in-capital	946,981	944,095	940,338	767,579	761,068
Retained earnings	(48,638)	(47,112)	(22,093)	(2,748)	28,896
Accumulated other comprehensive income, net	47,758	33,403	27,896	38,161	24,131

Total stockholders’ equity	1,235,913	1,220,124	1,235,583	1,068,303	1,079,228

Noncontrolling interests	179	103	33	216	150

Total equity	1,236,092	1,220,227	1,235,616	1,068,519	1,079,378

Total liabilities and equity	$12,611,040	$12,780,236	$12,032,584	$12,063,667	$10,989,350

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Selected Financial Data
Unaudited
(Amounts in thousands except per share data)

2Q10	1Q10	4Q09	3Q09	2Q09
Selected Statement of Income Data:
Net interest income	$103,332	$98,319	$99,562	$87,435	$74,107
Net revenue (1) (2)	$124,209	$114,273	$114,802	$101,155	$95,821
Operating profit (1) (2)	$48,207	$40,902	$46,274	$44,320	$31,826
(Loss) income before taxes	$1,891	$(32,532)	$(24,733)	$(46,533)	$9,306
Net (loss) income available to common stockholders	$(818)	$(24,320)	$(18,630)	$(31,195)	$2,478

Per Common Share Data:
Basic earnings per share	$(0.01)	$(0.35)	$(0.30)	$(0.68)	$0.06
Diluted earnings per share (3)	$(0.01)	$(0.35)	$(0.30)	$(0.68)	$0.06
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value (period end) (1)	$13.98	$13.77	$13.99	$17.48	$17.74
Tangible book value (period end) (1) (2)	$12.40	$12.19	$12.41	$15.09	$15.62
Market value (close)	$11.08	$13.70	$8.97	$24.46	$22.24
Book value multiple	0.79	x	0.99	x	0.64	x	1.40	x	1.25	x

Share Data:
Weighted average common shares outstanding	69,995	69,933	61,608	46,047	38,015
Diluted average common shares outstanding (3)	69,995	69,933	61,608	46,047	39,795
Common shares issued (at period end)	71,978	71,877	71,869	48,104	48,015
Common shares outstanding (at period end)	71,403	71,333	71,332	47,574	47,493

Performance Ratios:
Return on average assets	0.08%	-0.68%	-0.50%	-0.94%	0.23%
Return on average common equity	-0.33%	-9.86%	-7.96%	-14.51%	1.45%
Net interest margin (1) (2)	3.41%	3.36%	3.48%	3.09%	2.99%
Fee revenue as a percent of total revenue (1)	16.31%	13.27%	12.68%	13.11%	16.49%
Non-interest income to average assets	0.63%	0.49%	0.47%	0.43%	0.80%
Non-interest expense to average assets	2.39%	2.39%	2.26%	1.91%	2.47%
Net overhead ratio (1)	1.76%	1.90%	1.79%	1.48%	1.67%
Efficiency ratio (1) (2)	61.19%	64.21%	59.69%	56.19%	66.79%

Selected Financial Condition Data:
Assets under management and administration (1)	$3,746,934	$3,983,066	$3,983,623	$4,008,268	$3,171,697

Balance Sheet Ratios:
Loans to Deposits (period end)	83.75%	83.80%	91.48%	94.43%	105.45%
Average interest-earning assets to average interest-bearing liabilities	130.58%	129.96%	127.44%	122.93%	120.58%

Capital Ratios (period end):
Total risk-based	14.97%	14.91%	14.69%	13.42%	14.40%
Tier 1 risk-based	12.56%	12.49%	12.32%	11.02%	11.95%
Leverage	10.39%	10.57%	11.17%	9.94%	11.67%
Tier 1 common capital (1) (2)	7.94%	7.86%	7.86%	6.45%	7.15%
Tangible common equity to tangible assets (1) (2)	7.09%	6.87%	7.42%	6.01%	6.81%
Total equity to total assets	9.80%	9.55%	10.27%	8.86%	9.82%

(1)	Refer to Glossary of Terms for definition.
(2)	This is a non-GAAP measure, refer to Non-GAAP Measures for a reconciliation to GAAP.
(3)	For the first and second quarters 2010 and the third and fourth quarters 2009, diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share for those periods results in anti-dilution.

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Loan Composition (excluding covered assets(1) )
(Dollars in thousands)

	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
	unaudited	unaudited	audited	unaudited	unaudited
Commercial and Industrial	$3,564,504	$3,504,531	$3,572,695	$3,656,268	$3,449,031
Owner-Occupied CRE	1,143,231	1,186,135	1,153,176	1,068,625	1,198,701

Total Commercial Loans	4,707,735	4,690,666	4,725,871	4,724,893	4,647,732

Commercial Real Estate	2,277,424	2,289,291	2,184,001	2,057,543	1,854,761
Multi-family CRE	502,708	520,186	553,473	498,755	519,277

Total CRE Loans	2,780,132	2,809,477	2,737,474	2,556,298	2,374,038

Construction	551,270	571,123	727,487	883,319	874,948
Residential Real Estate	309,001	316,012	319,463	316,795	319,762
Home Equity	203,053	212,421	220,025	214,630	215,087
Personal	300,248	298,529	316,305	313,604	297,359

Total Loans	$8,851,439	$8,898,228	$9,046,625	$9,009,539	$8,728,926

Commercial Real Estate and Construction Loans Portfolio by Collateral Type

Unaudited

	06/30/10		03/31/10		12/31/09
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial Real Estate Portfolio
Land	$350,664	13%	$361,450	13%	$377,215	14%
Residential 1-4 Family	178,530	6%	184,651	7%	177,693	6%
Multi-Family 5+	502,708	18%	520,186	18%	553,473	20%
Industrial/Warehouse	320,868	11%	316,098	11%	313,762	11%
Office	438,674	16%	412,419	15%	400,172	15%
Retail	468,007	17%	429,062	15%	414,419	15%
Health Care	50,381	2%	51,868	2%	49,337	2%
Mixed Use/Other	470,300	17%	533,743	19%	451,403	17%

Total Commercial Real Estate	$2,780,132	100%	$2,809,477	100%	$2,737,474	100%

Construction Portfolio
Land	$80,198	15%	$67,938	12%	$91,207	12%
Residential 1-4 Family	37,140	7%	41,868	7%	61,854	8%
Multi-Family 5+	80,558	15%	54,514	9%	131,001	18%
Industrial/Warehouse	12,029	2%	21,871	4%	31,461	4%
Office	90,882	16%	89,331	16%	112,946	16%
Retail	104,097	19%	105,900	19%	127,356	18%
Mixed Use/Other	146,366	26%	189,701	33%	171,662	24%

Total Construction	$551,270	100%	$571,123	100%	$727,487	100%

(1)	Refer to Glossary of Terms for definition.

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Asset Quality (excluding covered assets(1) )
Unaudited
(Dollars in thousands)

	2Q10	1Q10	4Q09	3Q09	2Q09
Credit Quality Key Ratios:
Net charge-offs to average loans	2.24%	2.56%	1.80%	1.67%	0.39%
Total non-performing loans to total loans	4.18%	4.28%	4.37%	3.99%	2.10%
Total non-performing assets to total assets	3.48%	3.46%	3.63%	3.29%	1.94%
Nonaccrual loans to:
total loans	4.18%	4.28%	4.37%	3.99%	2.10%
total assets	2.94%	2.98%	3.29%	2.98%	1.67%
Allowance for loan losses to:
total loans	2.63%	2.66%	2.45%	2.14%	1.60%
non-performing loans	63%	62%	56%	54%	76%
nonaccrual loans	63%	62%	56%	54%	76%

Non-performing assets:
Loans past due 90 days and accruing	$0	$0	$0	$0	$0
Nonaccrual loans	370,179	381,207	395,447	359,918	183,526
OREO	68,693	60,755	41,497	36,705	29,236

Total non-performing assets	$438,872	$441,962	$436,944	$396,623	$212,762

Restructured loans accruing interest	$4,030	$3,840	$0	$0	$0

Nonaccrual Loans Stratification

	$5.0 Million or More	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of June 30, 2010
Amount:
Commercial	$55,403	$11,520	$5,293	$18,148	$90,364
Commercial real estate	67,626	50,317	47,277	49,145	214,365
Construction	5,351	11,979	8,934	11,595	37,859
Residential real estate	—	—	2,057	7,660	9,717
Personal and home equity	—	4,419	3,537	9,918	17,874

Total	$128,380	$78,235	$67,098	$96,466	$370,179

Number of borrowers:
Commercial	4	3	2	43	52
Commercial real estate	9	13	22	82	126
Construction	1	3	4	20	28
Residential real estate	—	—	1	14	15
Personal and home equity	—	1	2	26	29

Total	14	20	31	185	250

As of March 31, 2010
Amount:
Commercial	$42,076	$6,778	$6,861	$12,794	$68,509
Commercial real estate	75,998	33,812	55,979	46,969	212,758
Construction	11,081	14,013	18,409	15,832	59,335
Residential real estate	—	3,265	3,941	9,570	16,776
Personal and home equity	—	9,409	4,958	9,462	23,829

Total	$129,155	$67,277	$90,148	$94,627	$381,207

Number of borrowers:
Commercial	2	2	3	43	50
Commercial real estate	9	9	27	82	127
Construction	2	3	8	27	40
Residential real estate	—	1	2	19	22
Personal and home equity	—	2	3	35	40

Total	13	17	43	206	279

(1)	Refer to Glossary of Terms for definition. Covered assets are included as a component of total assets in calculations above.

Loan Portfolio Aging (excluding covered assets(1) )
Unaudited
(Dollars in thousands)

	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Restructured Loans Accruing Interest	Nonaccrual	Total Loans
As of June 30, 2010
Loan balances:
Commercial	$4,610,510	$2,741	$3,620	$0	$500	$90,364	$4,707,735
Commercial real estate	2,521,280	26,073	14,884	—	3,530	214,365	2,780,132
Construction	513,153	258	—	—	—	37,859	551,270
Residential real estate	297,937	—	1,347	—	—	9,717	309,001
Personal and home equity	482,215	2,065	1,147	—	—	17,874	503,301

Total loans	$8,425,095	$31,137	$20,998	$0	$4,030	$370,179	$8,851,439

Aging as a percent of loan balance:
Commercial	97.93%	0.06%	0.08%	0.00%	0.01%	1.92%	100.00%
Commercial real estate	90.70%	0.94%	0.53%	0.00%	0.13%	7.71%	100.00%
Construction	93.10%	0.04%	0.00%	0.00%	0.00%	6.87%	100.00%
Residential real estate	96.42%	0.00%	0.44%	0.00%	0.00%	3.14%	100.00%
Personal and home equity	95.81%	0.41%	0.23%	0.00%	0.00%	3.55%	100.00%

Total loans	95.18%	0.35%	0.24%	0.00%	0.05%	4.18%	100.00%

	2Q10	1Q10	4Q09	3Q09	2Q09
Nonaccrual loans:
Commercial	$90,364	$68,509	$69,346	$72,808	$25,442
Commercial real estate	214,365	212,758	171,049	145,438	72,621
Construction	37,859	59,335	113,822	118,876	64,849
Residential real estate	9,717	16,776	14,481	11,899	8,913
Personal and home equity	17,874	23,829	26,749	10,897	11,701

Total	$370,179	$381,207	$395,447	$359,918	$183,526

Nonaccrual loans as a percent of total loan type:
Commercial	1.92%	1.48%	1.49%	1.56%	0.56%
Commercial real estate	7.71%	7.42%	6.08%	5.52%	2.97%
Construction	6.87%	10.56%	15.83%	13.59%	7.47%
Residential real estate	3.14%	5.31%	4.53%	3.76%	2.79%
Personal and home equity	3.55%	4.50%	4.75%	1.99%	2.28%

Total	4.18%	4.28%	4.36%	3.99%	2.10%

Loans past due 60-89 days and still accruing:
Commercial	$3,620	$4,245	$9,955	$1,588	$228
Commercial real estate	14,884	35,454	30,638	23,245	24,491
Construction	—	6,400	751	10,962	7,076
Residential real estate	1,347	170	1,654	—	2,888
Personal and home equity	1,147	2,112	8,595	3,087	4,698

Total	$20,998	$48,381	$51,593	$38,882	$39,381

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	0.08%	0.09%	0.21%	0.03%	—
Commercial real estate	0.53%	1.24%	1.09%	0.88%	1.00%
Construction	0.00%	1.14%	0.10%	1.25%	0.82%
Residential real estate	0.44%	0.05%	0.52%	—	0.90%
Personal and home equity	0.23%	0.40%	1.53%	0.56%	0.92%

Total	0.24%	0.54%	0.57%	0.43%	0.45%

Loans past due 30-59 days and still accruing:
Commercial	$2,741	$11,641	$13,427	$4,424	$4,022
Commercial real estate	26,073	36,740	23,983	18,005	11,050
Construction	258	3,252	3,391	2,541	3,936
Residential real estate	—	6,656	4,170	1,431	—
Personal and home equity	2,065	2,189	6,097	3,877	1,007

Total	$31,137	$60,478	$51,068	$30,278	$20,015

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.06%	0.25%	0.29%	0.10%	0.09%
Commercial real estate	0.94%	1.28%	0.85%	0.68%	0.45%
Construction	0.04%	0.58%	0.47%	0.29%	0.45%
Residential real estate	0.00%	2.11%	1.31%	0.45%	—
Personal and home equity	0.41%	0.41%	1.08%	0.71%	0.20%

Total	0.35%	0.68%	0.56%	0.34%	0.23%

(1)	Refer to Glossary of Terms for definition.

Allowance for Loan Losses (excluding covered assets(1))
Unaudited
(Dollars in thousands)

	2Q10	1Q10	4Q09	3Q09	2Q09

Change in allowance for loan losses:
Balance at beginning of period	$236,851	$221,688	$192,791	$140,088	$127,011
Loans charged off:
Commercial	$(8,440)	$(18,129)	$(11,082)	$(13,065)	$(2,220)
Commercial real estate	(24,956)	(21,793)	(13,120)	(13,772)	(428)
Construction	(10,644)	(10,264)	(14,438)	(6,928)	(1,507)
Residential real estate	(886)	(1,590)	(970)	(475)	(50)
Home equity	(651)	(1,087)	(805)	(100)	(262)
Personal	(6,346)	(4,584)	(1,086)	(5,802)	(8,113)

Total loans charged off	(51,923)	(57,447)	(41,501)	(40,142)	(12,580)

Recoveries:
Commercial	$664	$330	$410	$1,060	$1,329
Commercial real estate	896	53	126	676	462
Construction	444	134	240	1,026	1,950
Residential real estate	11	6	12	—	138
Home equity	3	4	52	1	11
Personal	73	17	34	66	246

Total recoveries:	2,091	544	874	2,829	4,136

Total net loan charge-offs	(49,832)	(56,903)	(40,627)	(37,313)	(8,444)
Provision	45,392	72,066	69,524	90,016	21,521

Balance at end of period	$232,411	$236,851	$221,688	$192,791	$140,088

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$55,408	$55,324	$43,350	$59,118	$46,449
Commercial real estate	76,193	77,698	77,223	44,745	36,880
Construction	17,869	18,479	23,581	41,222	34,710
Residential real estate	3,999	3,658	3,635	2,009	1,468
Home equity	2,552	2,664	2,862	1,582	1,224
Personal	5,602	5,909	5,277	2,084	1,810

Total general allocated	$161,623	$163,732	$155,928	$150,760	$122,541
Specific reserve	70,788	73,119	65,760	42,031	16,847
Unallocated reserve	—	—	—	—	700

Total	$232,411	$236,851	$221,688	$192,791	$140,088

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	24%	23%	20%	31%	33%
Commercial real estate	33%	33%	35%	23%	26%
Construction	8%	8%	10%	21%	25%
Residential real estate	2%	2%	2%	1%	1%
Home equity	1%	1%	1%	1%	1%
Personal	2%	2%	2%	1%	1%

Total general allocated	70%	69%	70%	78%	87%
Specific reserve	30%	31%	30%	22%	13%
Unallocated reserve	—	—	—	—	—

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
total loans	2.63%	2.66%	2.45%	2.14%	1.60%
non-performing loans	63%	62%	56%	54%	76%
nonaccrual loans	63%	62%	56%	54%	76%

(1)	Refer to Glossary of Terms for definition.

Deposits
(Dollars in thousands)

06/30/10	% of Total	03/31/10	% of Total	12/31/09	% of Total	09/30/09	% of Total	06/30/09	% of Total
unaudited	unaudited	audited	unaudited	unaudited
Non-interest bearing deposits	$2,090,222	20%	$1,886,427	18%	$1,840,900	19%	$1,565,492	17%	$1,243,453	15%
Interest-bearing deposits	738,631	7%	714,700	7%	752,728	7%	589,298	6%	535,374	6%
Savings deposits	170,087	1%	163,613	1%	141,614	1%	135,937	1%	19,852	n/	m
Money market accounts	4,896,566	46%	4,527,557	43%	3,912,361	40%	3,902,528	41%	3,109,532	38%
Brokered deposits:
Traditional brokered deposits	103,774	1%	294,346	3%	389,590	4%	453,759	5%	708,802	9%
Client CDARS	1,013,115	10%	1,129,471	10%	979,728	10%	981,677	10%	1,047,082	13%
Non-client CDARS	119,700	1%	407,489	4%	196,821	2%	171,387	2%	187,181	2%

Total brokered deposits	1,236,589	12%	1,831,306	17%	1,566,139	16%	1,606,823	17%	1,943,065	24%
Time deposits	1,437,204	14%	1,498,322	14%	1,678,172	17%	1,741,783	18%	1,426,874	17%

Total deposits	$10,569,299	100%	$10,621,925	100%	$9,891,914	100%	$9,541,861	100%	$8,278,150	100%

Client deposits (1)	$10,345,825	98%	$9,920,090	93%	$9,305,503	94%	$8,916,715	93%	$7,382,167	89%

(1)	Refer to Glossary of Terms for definition.

n/m Not meaningful

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Net Interest Margin
Unaudited
(Dollars in thousands)

	Three Months Ended June 30,
	2010			2009
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets:
Fed funds sold and other short-term investments	$1,016,907	$664	0.26%	$78,153	$161	0.82%
Securities:
Taxable	1,630,482	16,417	4.03%	1,154,418	13,646	4.73%
Tax exempt	170,103	2,676	6.29%	161,957	2,785	6.88%

Total securities	1,800,585	19,093	4.24%	1,316,375	16,431	4.99%

Loans:
Commercial, construction & CRE	8,099,449	90,398	4.45%	7,775,014	86,419	4.43%
Residential	330,428	3,852	4.66%	344,180	4,646	5.40%
Personal	505,023	5,009	3.98%	502,754	4,932	3.94%

Total loans (1)	8,934,900	99,259	4.43%	8,621,948	95,997	4.44%

Covered assets	430,480	13,580	12.52%	—	—	—

Total earning assets	$12,182,872	$132,596	4.35%	$10,016,476	$112,589	4.49%

Cash and due from banks	152,495			106,722
Allowance for loan losses and covered assets	(250,202)			(128,560)
Other assets	684,659			383,040

Total assets	$12,769,824			$10,377,678

Liabilities and Equity:
Interest-bearing demand deposits	$726,855	$805	0.44%	$420,341	$467	0.45%
Savings deposits	169,258	240	0.57%	17,837	30	0.68%
Money market accounts	4,820,973	9,128	0.76%	2,974,206	6,006	0.81%
Time deposits	1,464,450	5,730	1.57%	1,557,892	8,842	2.28%
Brokered deposits	1,473,876	3,807	1.04%	1,770,985	11,480	2.60%

Total interest-bearing deposits	8,655,412	19,710	0.91%	6,741,261	26,825	1.60%
Short term borrowings	193,949	1,383	2.82%	920,436	1,844	0.79%
Long term debt	480,678	7,247	6.01%	645,002	8,814	5.41%

Total interest-bearing liabilities	9,330,039	28,340	1.22%	8,306,699	37,483	1.81%

Non-interest bearing demand deposits	2,039,396			1,030,753
Other liabilities	167,144			67,232
Equity	1,233,245			972,994

Total liabilities and equity	$12,769,824			$10,377,678

Net interest spread (2)			3.13%			2.68%
Effect of non interest-bearing funds			0.28%			0.31%

Net interest income/margin (2) (3)		$104,256	3.41%		$75,106	2.99%

(1)	Non-accrual loans are included in the average balances and the average annualized interest foregone on these loans was approximately $18.2 million for the quarter ended June 30, 2010 compared to approximately $7.7 million in the prior year quarter.
(2)	Refer to Glossary of Terms for definition.
(3)	This is a non-GAAP measure, refer to Non-GAAP Measures for a reconciliation to GAAP.

Non-GAAP Measures
Unaudited

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. These non-GAAP measures include net interest income, net interest margin, net revenue, operating profit and efficiency ratio all on a fully taxable-equivalent basis; tier 1 common capital, tangible book value, and tangible common equity to tangible assets. We believe that presenting these non-GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

We also consider various measures when evaluating capital utilization and adequacy, including tier 1 common capital, tangible book value, and tangible common equity ratio, in addition to capital ratios defined by banking regulators. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. Certain of these measures exclude the ending balances of goodwill and other intangibles and/or preferred capital components. Because GAAP does not include capital ratio measures, we believe there are no comparable GAAP financial measures to these ratios. We believe these non-GAAP measures are relevant because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and the usefulness of these measures to investors may be limited.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure. The following table reconciles Non-GAAP financial measures to GAAP:

	Quarters Ending
(Amounts in thousands except per share data)	2Q10	1Q10	4Q09	3Q09	2Q09

Taxable-equivalent interest income
GAAP net interest income	$103,332	$98,319	$99,562	$87,435	$74,107
Taxable-equivalent adjustment	924	886	930	837	999

Taxable-equivalent net interest income (a)	$104,256	$99,205	$100,492	$88,272	$75,106

Average Earning Assets (b)	$12,182,872	$11,889,538	$11,410,866	$11,298,102	$10,016,476

Net Interest Margin (a) / (b)	3.41%	3.36%	3.48%	3.09%	2.99%

Net Revenue
Taxable-equivalent net interest income (a)	$104,256	$99,205	$100,492	$88,272	$75,106
GAAP non-interest income	19,953	15,068	14,310	12,883	20,715

Net revenue	$124,209	$114,273	$114,802	$101,155	$95,821

Operating Profit
Taxable-equivalent net interest income (a)	$104,256	$99,205	$100,492	$88,272	$75,106
GAAP non-interest income	19,953	15,068	14,310	12,883	20,715
Less: GAAP non-interest expense	76,002	73,371	68,528	56,835	63,995

Operating profit	$48,207	$40,902	$46,274	$44,320	$31,826

Efficiency Ratio
GAAP non-interest expense (c)	$76,002	$73,371	$68,528	$56,835	$63,995
Taxable-equivalent net interest income (a)	$104,256	$99,205	$100,492	$88,272	$75,106
GAAP non-interest income	19,953	15,068	14,310	12,883	20,715

Net revenue (d)	$124,209	$114,273	$114,802	$101,155	$95,821

Efficiency ratio (c) / (d)	61.19%	64.21%	59.69%	56.19%	66.79%

Tier 1 Common Capital
Tier 1 risk-based capital	$1,314,466	$1,301,622	$1,331,738	$1,161,447	$1,199,105
Less: preferred stock	238,185	237,833	237,487	237,145	236,808
Less: trust preferred capital securities	244,793	244,793	244,793	244,793	244,793
Less: noncontrolling interests	179	103	33	216	150

Tier 1 common capital (e)	$831,309	$818,893	$849,425	$679,293	$717,354

Tangible Common Equity
GAAP total equity	$1,236,092	$1,220,227	$1,235,616	$1,068,519	$1,079,378
Less: goodwill	94,646	94,658	94,671	94,683	95,045
Less: other intangibles	17,655	18,070	18,485	19,021	5,890
Less: preferred stock	238,185	237,833	237,487	237,145	236,808

Tangible common equity (f)	$885,606	$869,666	$884,973	$717,670	$741,635

Tangible Assets
GAAP total assets	$12,611,040	$12,780,236	$12,032,584	$12,063,667	$10,989,350
Less: goodwill	94,646	94,658	94,671	94,683	95,045
Less: other intangibles	17,655	18,070	18,485	19,021	5,890

Tangible assets (g)	$12,498,739	$12,667,508	$11,919,428	$11,949,963	$10,888,415

Period-end Shares Outstanding (h)	71,403	71,333	71,332	47,574	47,493

Risk-weighted Assets (i)	$10,467,182	$10,417,704	$10,812,856	$10,534,856	$10,033,055

Ratios:
Tier 1 common capital (e) / (i)	7.94%	7.86%	7.86%	6.45%	7.15%
Tangible book value (f) / (h)	$12.40	$12.19	$12.41	$15.09	$15.62
Tangible common equity to tangible assets (f) / (g)	7.09%	6.87%	7.42%	6.01%	6.81%

Glossary of Terms

Assets under management and administration (“AUMA”) - Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value - Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program - is a deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered deposits for regulatory deposit purposes; however, we classify these deposits as client CDARS® due to the source being our existing and new client relationships and are, therefore, not traditional ‘brokered’ deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered deposit program in that our relationship is with the underlying depositor.

Client deposits - Total deposits less brokered deposits plus client CDARSTM

Common equity - Total equity less preferred stock.

Covered assets - Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Efficiency ratio - Total non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure.

Fee revenue as percent of total revenue ratio - Total non-interest income less acquisition related gains, net securities gains (losses), and early extinguishment of debt divided by the sum of net interest income and non-interest income less acquisition related gains, net securities gains (losses) and early extinguishment of debt.

GAAP - Accounting principles generally accepted in the United States of America.

Net interest margin - Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average earning assets. This is a non-GAAP financial measure.

Net interest spread - The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio - Total non-interest expense less non-interest income divided by average total assets.

Net revenue - The sum of taxable equivalent net interest income and non-interest income. This is a non-GAAP financial measure.

Non-GAAP - Certain financial measures within this document that are not formally defined by GAAP or codified in the federal banking regulations. A reconciliation of these non-GAAP measures may be found on the previous page.

Operating profit - The sum of taxable equivalent net interest income and non-interest income, less non-interest expense. This is a non-GAAP financial measure.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Tangible book value - Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-GAAP financial measure.

Tangible common equity to tangible assets ratio - Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-GAAP financial measure.

Taxable-equivalent interest income – The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total equity for Tier 1 capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred capital securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.